UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2009

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2009, the Compensation Committee of the Board of Directors of ACCO Brands Corporation (the “Company”) approved an amendment to the Company’s 2008 Amended and Restated Supplemental Retirement Plan (the “SRP”) in which certain of the Company’s named executive officers participate.  The amendment freezes the SRP effective March 7, 2009, such that participants in the SRP will not accrue any supplemental annual retirement benefits on or after March 7, 2009, and any compensation increases or service credited on or after March 7, 2009 will not be taken into account for purposes of determining a participant’s accrued benefit under the Plan.  Participants will continue to earn vesting service for purposes of determining a participant’s non-forfeitable benefits upon retirement or severance from the Company.

A copy of the Amendment to the 2008 Amended and Restated ACCO Brands Corporation Supplemental Retirement Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 8.01—Other Events

Item 8.01.	Other Events.

Commensurate with the approval of the amendment to the SRP described in Item 5.02 above, on January 20, 2009, the Compensation Committee of the Board of Directors also approved amendments to the Company’s Pension Plan for Salaried and Certain Hourly Employees (the “Pension Plan”) and the Company’s 401(k) Plan (the “401(k) Plan”) as follows:

●	Effective March 7, 2009, the Pension Plan will be frozen and no further benefits will accrue for any participant in the Pension Plan for any service credited on or after March 7, 2009.

●	Effective February 21, 2009, the Company and all participating employers will cease to make employer matching contributions for all participants in the 401(k) Plan on and after February 21, 2009.

Section 9—Financial Statements and Exhibits

Item 9.01—Financial Statements and Exhibits.

(d)           Exhibits

10.1	Amendment to the 2008 Amended and Restated ACCO Brands Corporation Supplemental Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: January 22, 2009	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit

10.1	Amendment to the 2008 Amended and Restated ACCO Brands Corporation Supplemental Retirement Plan